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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)           July 3, 2001
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                    Pennsylvania Real Estate Investment Trust
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               (Exact Name of Registrant as Specified in Charter)


       Pennsylvania                     1-6300                    23-6216339
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(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania          19102
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:  (215) 875-0700
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.
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         Pennsylvania Real Estate Investment Trust (PREIT) announced today that it has recently entered into agreements to take over the management and leasing operations at two retail properties and one apartment complex. The management and leasing fees under these arrangements will vary based upon the performance of each property; however, PREIT currently expects these fees to aggregate approximately $0.2 million for the remainder of 2001, and approximately $0.7 million in 2002. Starting on July 15, 2001, PREIT will manage, under a three-year agreement, the 837,000 square-foot Harrisburg East Mall, located in Harrisburg, Pennsylvania and owned by The Prudential Insurance Company of America. Starting on January 1, 2002, PREIT will also manage, under a five-year agreement, the 250,000 square foot Home Depot Plaza, located in Clifton Heights, Pennsylvania. The Home Depot Plaza is owned by a partnership between Mainard, Inc. and another entity. Two trustees of PREIT are also the principals of Mainard, Inc. In addition, beginning on January 1, 2002, PREIT will manage and lease pursuant to a five-year agreement, a 233-unit apartment complex located in West Chester, Pennsylvania, which is owned by a partnership between PREIT and another entity.

         PREIT also announced the completion of a transaction with the Target Corporation for the sale of eight acres of land at its Florence Commons Shopping Center in Florence, South Carolina, which yielded net proceeds of $2.5 million. The Company is working with Target to support the opening of a Target Store in the second half of 2002, anchoring the redevelopment and expansion of this center.

         PREIT believes the retail leasing environment, which had been slowing, may be stabilizing. PREIT thus remains committed to expediting its construction and leasing activities at retail properties currently under development or redevelopment. However, PREIT continues to be affected negatively by tenant bankruptcies and leasing delays at several properties currently under development, as previously discussed in PREIT's public announcements of its results for the first quarter of 2001 and the full year 2000.

         In particular, PREIT is being impacted by the recent bankruptcies of retail tenants under multi-year lease agreements, including tenants expected to occupy space yet to be constructed, such as Bradlees, Inc. (scheduled to begin occupancy on February 1, 2001 at Northeast Tower Center in Philadelphia, Pennsylvania) and Lechter's, Inc. (scheduled to begin occupancy on July 1, 2001 at Creekview Shopping Center in Warrington, Pennsylvania), and existing tenants such as Homeplace, Inc. (ceased paying rent on July 1, 2001 at The Court at Oxford Valley in Langhorne, Pennsylvania). In addition, confronting the recent challenges of the retail leasing environment, PREIT entered into an agreement with JC Penney Company, Inc. to induce them to keep their store open at Prince Georges Plaza in Hyattsville, Maryland beyond the scheduled expiration of their lease in July 2001.


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         The amount of rent and expense reimbursements that PREIT would have received under the four lease agreements as well as the cost of the inducement that PREIT has agreed to pay totals approximately $2.2 million in 2001. Although PREIT is actively seeking to re-lease three of these properties as well as pursuing its bankruptcy claims, PREIT has not yet secured replacement tenants at any of these properties. For the yet to be constructed spaces, until replacement tenants are secured, PREIT will capitalize certain costs, including interest, and will not incur certain expenses and required capital expenditures in connection with their completion. Because of likely additional development requirements at Creekview Shopping Center and Northeast Tower Center, PREIT currently does not anticipate that, upon re-leasing the available space, replacement tenants will begin occupancy before the beginning of 2002.

         This Report contains certain "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements reflect PREIT management's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause PREIT's actual results to differ significantly from those expressed in any forward-looking statement. Certain factors that could cause actual results to differ materially from expected results include changes in global economic, business, competitive market and regulatory factors, many of which are outside PREIT's control. For more information regarding risk factors relevant to PREIT that could cause such a difference, please see PREIT's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. PREIT does not intend and disclaims any duty or obligation to update or revise any industry information or forward-looking statements set forth in this Report to reflect new information, future events or otherwise.



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                  Pursuant to the requirements of the Securities Exchange Act of
1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



Date:  July 3, 2001                 By: /s/ Jonathan B. Weller
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                                        Jonathan B. Weller
                                        President and Chief Operating Officer







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